Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes, and appoints Kieran J. McGrath, Michael Bisignano and Kristen W. Prohl, and each of them individually, with full power of substitution and resubstitution, his or her true and lawful attorneys in fact and agents, with full powers to each of them to affix the name of such person as a Director of CA, Inc. (the “Company”) and to sign for such person, in the names and in the capacities indicated below, the Registration Statement on Form S-3 filed by CA, Inc. (the “Company”) with the Securities and Exchange Commission, and any and all amendments to said Registration Statement, and any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, in connection with the registration under the Securities Act of 1933 of senior debt securities, senior subordinated debt securities, junior subordinated debt securities, preferred stock and common stock of the Company, as authorized by the Company’s Board of Directors on May 9, 2017, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, and hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue of this Power of Attorney.

Signature	Date

/s/ JENS ALDER Jens Alder	May 15, 2017

/s/ RAYMOND J. BROMARK Raymond J. Bromark	May 15, 2017

/s/ MICHAEL P. GREGOIRE Michael P. Gregoire	May 15, 2017

/s/ ROHIT KAPOOR Rohit Kapoor	May 15, 2017

/s/ JEFFREY G. KATZ Jeffrey G. Katz	May 15, 2017

/s/ KAY KOPLOVITZ Kay Koplovitz	May 15, 2017

/s/ CHRISTOPHER B. LOFGREN Christopher B. Lofgren	May 15, 2017

/s/ RICHARD SULPIZIO Richard Sulpizio	May 15, 2017

/s/ LAURA S. UNGER Laura S. Unger	May 15, 2017

/s/ ARTHUR F. WEINBACH Arthur F. Weinbach	May 15, 2017

/s/ RENATO (RON) ZAMBONINI Renato (Ron) Zambonini	May 15, 2017